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                                                                       Exhibit 5

                                                    May 1, 1998




American Aircarriers Support, Incorporated
3516 Centre Circle Drive
Fort Mill, South Carolina  29715

Re:      Registration Statement on Form SB-2 (S.E.C. File
         No. 333-48497) Covering Public Offering of
         2,300,000 Shares of Common Stock of
         American Aircarriers Support, Incorporated

Gentlemen:

         We have acted as counsel to American Aircarriers Support, Incorporated, a Delaware corporation (the "Company"), in connection with the proposed offering by the Company (i) to the public of 2,300,000 shares of Common Stock (collectively, the "Shares"), (ii) to the representative of the several underwriters, Representative's Warrants (collectively, the "Representative's Warrants") to purchase 200,000 shares of Common Stock, and (iii) to registered holders of the Representative's Warrants, the Common Stock underlying such Representative's Warrants, all in accordance with the registration provisions of the Securities Act of 1933, as amended.

         In such capacity, we have examined, among other documents, the Registration Statement on Form SB-2 (File No. 333-48497) filed by the Company with the Securities and Exchange Commission (the "Commission") on March 24, 1998, as amended by Amendment No. 1 thereto which the Company is to file with the Commission today or shortly hereafter (as the same may be further


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American Aircarriers Support, Incorporated
May 1, 1998
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amended from time to time, the "Registration Statement"), covering the public offering of the above-described securities.

         Based on the foregoing and on such further examination as we have deemed relevant and necessary, we are of the opinion that:

         1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

         2. The Shares, Representative's Warrants and the shares of Common Stock underlying the Representative's Warrants have been legally and validly authorized under the Certificate of Incorporation of the Company and on receipt of the consideration required by, and when issued in accordance with the description set forth in, the Registration Statement, the Shares, Representative's Warrants and the shares of Common Stock underlying the Representative's Warrants will constitute duly and validly issued, outstanding, and fully paid and nonassessable securities of the Company.

         We hereby consent to the use of our name and to the references to our firm beneath the caption "LEGAL MATTERS" in the Prospectus forming a part of the Registration Statement, and to the filing of a copy of this opinion as Exhibit No. 5 thereto.

                                Very truly yours,

                                     /s/ Berliner Zisser Walter & Gallegos, P.C.